Exhibit 10.3

TRANSITION, RELEASE AND CONSULTING AGREEMENT

This Transition, Release and Consulting Agreement (this “Agreement”) is entered into this 15th day of March 2023, by and between Frank J. Del Rio, an individual (“Executive”), and NCL (Bahamas) Ltd., a company organized under the laws of Bermuda (the “Company”).

WHEREAS, Executive has been employed by the Company as the President and Chief Executive Officer of Norwegian Cruise Line Holdings Ltd., the parent company of the Company (the “Parent”); and

WHEREAS, the Executive and the Company entered into an Employment Agreement, dated as of October 1, 2020 (the “Employment Agreement”); and

WHEREAS, effective as of the end of the day on June 30, 2023, Executive’s employment with the Company will terminate by mutual agreement of the Executive and the Company and, the Company and Executive desire to enter into this Agreement upon the terms set forth herein; and

WHEREAS, the Company and Executive desire that the Executive continue to provide services to the Company as a consultant following his termination of employment.

NOW, THEREFORE, in consideration of the covenants undertaken and the releases contained in this Agreement, Executive and the Company agree as follows:

1.Termination of Employment. Executive’s employment with the Company will terminate as of the end of the day on June 30, 2023 (the “Separation Date”). From the date this Agreement is executed, through the Separation Date, Executive will continue to be employed by the Company pursuant to the terms of the Employment Agreement, subject to the modifications to the Employment Agreement set forth in Section 1A. and 1C. below. Effective as of the Separation Date, Executive agrees to waive any right or claim to reinstatement as an employee of the Company and each of its affiliates. Effective as of the Separation Date, Executive hereby confirms that Executive will not hold any position as an officer, director or employee with the Company and each of its affiliates. Upon or promptly following the Separation Date (and in any event within twenty-one (21) days following the Separation Date), Executive hereby agrees to execute an additional release in the same form as included in this Agreement in Exhibit A (the “Bring-Down Release”). Executive hereby agrees that the Bring-Down Release will require Executive to acknowledge and agree that (subject to the Executive receiving all payments, benefits, and other remuneration the Executive is entitled to under the Employment Agreement, as modified by this Agreement) Executive has received all amounts owed for Executive’s regular and usual salary (including, but not limited to, any overtime, bonus, accrued vacation, commissions, or other wages), reimbursement of expenses, sick pay and usual benefits. Executive acknowledges that the Company’s obligation to pay the benefits in Sections 1A., 1B. and 1C. below is subject to Executive’s execution of the Bring-Down Release and Executive not revoking the Bring-Down Release pursuant to any revocation rights afforded by applicable law.

A.In connection with the execution of this Agreement, and in lieu of the Incentive Bonus (as defined and described in Section 3.2 of the Employment Agreement), Executive will be eligible to earn an incentive bonus for the portion of the 2023 fiscal year that Executive is employed by the Company, based on performance through the Separation Date in accordance with the terms set forth in the Compensation Committee resolutions presented to the Executive (the “Revised 2023 Incentive Bonus”). The total value of such Revised 2023 Incentive Bonus shall be $9,000,000. If earned, the Revised 2023 Incentive Bonus shall be paid no later than the earlier of (i) if Executive signs the Bring-Down Release on or before July 3, 2023 and does not revoke the Bring-Down Release, July 17, 2023 or (ii) the 7th day following the Separation Date and the expiration of the revocation period for the Bring-Down Release, subject to Executive signing and not revoking the Bring-Down Release.

B.Notwithstanding the foregoing, in accordance with Section 5.3(c) of the Employment Agreement, Executive and the Executive’s spouse and dependent children shall be entitled to receive continued health/medical plan benefits from the Company for two (2) years following the Separation Date.

C.Notwithstanding Section 3.4 of the Employment Agreement, the Executive shall not be entitled to receive any equity awards in respect of the 2023 calendar year.

D.Executive will be entitled to continue to participate in the employee cruise benefits available to active employees at the President and Chief Executive Officer level following the Separation Date.

E.The Company hereby confirms that it shall perform its obligations in accordance with the terms of all of the Executive’s outstanding equity award agreements granted under any equity incentive plan of the Company or Parent.

2.Release. In connection with the execution of this Agreement, Executive, on behalf of Executive, Executive’s descendants, dependents, heirs, executors, administrators, assigns, and successors, and each of them, hereby covenants not to sue and fully releases and discharges the Company and each of its parents, subsidiaries and affiliates, past and present, as well as its and their trustees, directors, officers, members, managers, partners, agents, attorneys, insurers, employees, stockholders, representatives, assigns, and successors, past and present (and including, without limitation, any current or former members of the Board of Directors of Norwegian Cruise Line Holdings Ltd. (the “Board”) to whom Executive reported), and each of them, hereinafter together and collectively referred to as the “Releasees,” with respect to and from any and all claims, wages, demands, rights, liens, agreements or contracts (written or oral), covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden (each, a “Claim”), which he now owns or holds or he has at any time heretofore owned or held or may in the future hold as against any of said Releasees (including, without limitation, any Claim arising out of or in any way connected with Executive’s service as an officer, director, employee, member or manager of any Releasee, Executive’s separation from Executive’s position as an officer, director, employee, manager and/or member, as applicable, of any Releasee, or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatever), whether known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of said Releasees, or any of them, committed or omitted prior to the date of this Agreement including, without limiting the generality of the foregoing, any Claim under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, or any other federal, state or local law, regulation, or ordinance, or any Claim for severance pay, equity compensation, bonus, sick leave, holiday pay, vacation pay, life insurance, health or medical insurance or any other fringe benefit, workers’ compensation or disability (the “Release”); provided, however, that the foregoing Release does not apply to any obligation of the Company to Executive pursuant to any of the following: (1) any equity-based awards previously granted by the Company or its affiliates to Executive, to the extent that such awards continue after the termination of Executive’s employment with the Company in accordance with the applicable terms of such awards (and subject to any limited period in which to exercise such awards following such termination of employment); (2) any right to indemnification that Executive may have pursuant to the Bylaws of the Company, its Articles of Incorporation or under the Employment Agreement or any other written indemnification agreement with the Company (or any corresponding provision of any subsidiary or affiliate of the Company) or applicable state law with respect to any loss, damages or expenses (including but not limited to attorneys’ fees to the extent otherwise provided) that Executive may in the future incur with respect to Executive’s service as an employee, officer or director of the Company or any of its subsidiaries or affiliates; (3) with respect to any rights that Executive may have to insurance coverage for such losses, damages or expenses under any Company (or subsidiary or affiliate) directors and officers liability insurance policy; (4) any rights to continued medical or dental coverage that Executive may have under COBRA (or similar applicable state law); (5) any rights to payment of benefits that Executive may have under a retirement plan sponsored or maintained by the Company or its affiliates that is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended; or (6) any rights to payments or benefits under this Agreement. In addition, this Release does not cover any Claim that cannot be so released as a matter of applicable law. Executive acknowledges and agrees that he has received any and all leave and other benefits that he has been and is entitled to pursuant to the Family and Medical Leave Act of 1993.

3.ADEA Waiver. Executive expressly acknowledges and agrees that by entering into this Agreement, Executive is waiving any and all rights or Claims that he may have arising under the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), which have arisen on or before the date of execution of this Agreement. Executive further expressly acknowledges and agrees that:
A.In return for this Agreement, the Executive will receive consideration beyond that which the Executive was already entitled to receive before entering into this Agreement;
B.Executive is hereby advised in writing by this Agreement to consult with an attorney before signing this Agreement;

C.Executive has voluntarily chosen to enter into this Agreement and has not been forced or pressured in any way to sign it;
D.Executive was given a copy of this Agreement on March 15, 2023 and informed that he had twenty one (21) days within which to consider this Agreement and that if he wished to execute this Agreement prior to expiration of such 21-day period, he should execute the Endorsement attached hereto;
E.Executive was informed that he had seven (7) days following the date of execution of this Agreement in which to revoke this Agreement, and this Agreement will become null and void if Executive elects revocation during that time. Any revocation must be in writing and must be received by the Company during the seven-day revocation period. In the event that Executive exercises Executive’s right of revocation, neither the Company nor Executive will have any obligations under this Agreement;
F.Nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law.
4.Consulting Term.

A.Beginning on July 1, 2023 and continuing through December 31, 2025 (the “Consulting Term”), Executive agrees to serve as a Senior Advisor to the Board and to provide consulting services to the Board including providing support and advice on strategies related to newbuilds, interactions with shipyards and financial industry representatives, potential mergers and acquisitions and other strategic matters that may arise for the Company and consulting on trends and emerging innovations in the cruise industry (the “Consulting Services”). During the Consulting Term, the Company shall pay Executive $2,000,000 for services from the period from July 1, 2023 through December 31, 2023, $4,000,000 for services during the year 2024 and $4,000,000 for services during the year 2025 (the “Consulting Fee”) as consideration for the Consulting Services, with each respective $1,000,000 installment of the Consulting Fee to be paid quarterly on February 15th, May 15th, August 15th and November 15th (or the next business day), with such first payment being made on August 15, 2023. The Consulting Term may be extended by written amendment to this Agreement that is signed by both the Company and the Executive.

B.Executive and the Company agree that in no event will the Company require, nor will Executive perform, a level of services during such period that would result in Executive not having a “separation from service” (within the meaning of Section 409A of the Code) from the Company and its affiliates on the Separation Date. The Consulting Services will be performed at such times as are reasonably requested by the Board after reasonable consultation with Executive. Executive acknowledges and agrees that his status at all times during the Consulting Term shall be that of an independent contractor, and that Executive shall have the right to control and determine the method and means of performing the Consulting Services. Executive hereby waives any rights to be treated as an employee or deemed employee of the Company or any of its affiliates for any purpose during the Consulting Term.

C.Executive may choose to terminate the Consulting Services at any time prior to the end of the Consulting Term, or any renewal thereof, by notice to the Board. The Company may choose to terminate the Consulting Services by notice to the Executive at any time prior to the end of the Consulting Term, or any renewal thereof, for Cause. In the event that the Consulting Services are terminated for Cause by the Company or by the Executive for any reason, the Consulting Term shall terminate immediately and Executive shall not be eligible for any additional compensation or benefits hereunder.

5.Compliance with Protective Covenants. Executive hereby agrees to comply with all of the protective covenants set forth in Section 6 of the Employment Agreement following the Separation Date. To the extent there is any conflict between the terms of this Agreement and the Employment Agreement, this Agreement shall control.

6.Restriction on Competition. In addition to the restriction on competition set forth in Section 6.2 of the Employment Agreement, the Executive hereby agrees that he will not, directly or indirectly through any other Person engage in, enter the employ of, render any services to, have any ownership interest in, nor participate in the financing, operation, management or control of, any Competing Business (as defined in the Employment Agreement) during the Consulting Term.

7.Certain Defined Terms. As used herein, “Cause” shall mean, as reasonably determined by the majority of the members of the Board based on the information then known to the Board, that one or more of the following has occurred:

A.	the Executive has committed a felony (under the laws of the United States or any relevant state, or a similar crime or offense under the applicable laws of any relevant foreign jurisdiction), other than through vicarious liability not related to the Company or any of its affiliates that has resulted in material injury to the financial interests or reputation of the Company or any of its affiliates;
B.	the Executive has engaged in acts of fraud, dishonesty or other acts of willful misconduct that has resulted in material injury to the financial interests or reputation of the Company or any of its affiliates;
C.	the Executive willfully fails to perform or uphold Executive’s duty to provide the Consulting Services under this Agreement, provided that there has been delivered to the Executive a written demand for performance of the Consulting Services from the Board and the Executive fails to provide such Consulting Services within ten (10) days of receiving such written notice thereof;

D.	any material breach by the Executive of the provisions of Section 6, or any material breach by the Executive of any other contract he is a party to with the Company or any of its affiliates; or
E.	any act or omission which has a material adverse effect on Parent’s reputation, business affairs or goodwill.
8.No Transferred Claims. Executive warrants and represents that the Executive has not heretofore assigned or transferred to any person not a party to this Agreement any released matter or any part or portion thereof and he shall defend, indemnify and hold the Company and each of its affiliates harmless from and against any claim (including the payment of attorneys’ fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any such assignment or transfer made, purported or claimed.
9.Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable under any present or future law, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction; furthermore, in lieu of such invalid or unenforceable provision there will be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
10.Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Photographic or other electronic copies of such signed counterparts may be used in lieu of the originals for any purpose.
11.Successors. This Agreement is personal to Executive and shall not, without the prior written consent of the Company, be assignable by Executive. This Agreement shall inure to the benefit of and be binding upon the Company and its respective successors and assigns and any such successor or assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, “successor” and “assignee” shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger, acquisition of assets, or otherwise, directly or indirectly acquires the ownership of the Company, acquires all or substantially all of the Company’s assets, or to which the Company assigns this Agreement by operation of law or otherwise.

12.Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH UNITED STATES FEDERAL LAW AND, TO THE EXTENT NOT PREEMPTED BY UNITED STATES FEDERAL LAW, THE LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF FLORIDA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN UNITED STATES FEDERAL LAW AND THE LAW OF THE STATE OF FLORIDA TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, APPLICABLE FEDERAL LAW AND, TO THE EXTENT NOT PREEMPTED BY APPLICABLE FEDERAL LAW, THE INTERNAL LAW OF THE STATE OF FLORIDA, WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.
13.Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof.
14.Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated or at such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder and received when delivered personally, five days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.

if to the Company:

NCL (Bahamas) Ltd.

7665 Corporate Center Drive

Miami, FL 33126

Attn: The Board of Directors of Norwegian Cruise Line Holdings Ltd., c/o the Executive Vice President and General Counsel

with a copy to:

NCL (Bahamas) Ltd.

7665 Corporate Center Drive

Miami, FL 33126

Attn: Executive Vice President and Chief Talent Officer

if to the Executive, to the address most recently on file in the records of the Company.

15.Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

16.Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.
17.Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa.
18.Legal Counsel. Each party recognizes that this is a legally binding contract and acknowledges and agrees that they have had the opportunity to consult with legal counsel of their choice. Executive acknowledges and agrees that he has read and understands this Agreement completely, is entering into it freely and voluntarily, and has been advised to seek counsel prior to entering into this Agreement and he has had ample opportunity to do so.
19.Clawback. To the extent applicable, all bonuses granted under this Agreement, the Parent Equity Plan (as defined in the Employment Agreement) or any other incentive plan are subject to the terms of the Parent’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of bonuses or awards or any shares or other cash or property received with respect to the bonuses or awards (including any value received from a disposition of the shares acquired upon payment of the bonuses or equity awards).

The undersigned have read and understand the consequences of this Agreement and voluntarily sign it. The undersigned declare under penalty of perjury under the laws of the State of Florida that the foregoing is true and correct.

EXECUTED this 15th day of March 2023, at 10:30 AM

“Executive”

/s/Frank J. Del Rio

Print Name: Frank J. Del Rio

NCL (BAHAMAS), LTD.,

a company organized under the laws of Bermuda,

By: /s/Lynn White
Name: Lynn White
Title: Executive Vice President, Chief Talent Officer

ENDORSEMENT

I, Frank J. Del Rio, hereby acknowledge that I was given twenty one (21) days to consider the foregoing Agreement and voluntarily chose to sign the Agreement prior to the expiration of the 21-day period.

I declare under penalty of perjury under the laws of the United States and the State of Florida that the foregoing is true and correct.

EXECUTED this 15th day of March 2023.

/s/Frank J. Del Rio

Print Name: Frank J. Del Rio

Exhibit A

FORM OF RELEASE AGREEMENT

This Release Agreement (this “Release Agreement”) is entered into this ___ day of ___________ 2023, by and between Frank J. Del Rio, an individual (“Executive”), and NCL (Bahamas) Ltd., a company organized under the laws of Bermuda (the “Company”).

WHEREAS, Executive has been employed by the Company or one of its subsidiaries; and

WHEREAS, Executive’s employment by the Company or one of its subsidiaries has terminated and, in connection with the Executive’s Transition, Release and Consulting Agreement with the Company, dated as of______________ (the “Agreement”), the Company and Executive desire to enter into this Release Agreement upon the terms set forth herein;

NOW, THEREFORE, in consideration of the covenants undertaken and the releases contained in this Release Agreement, and in consideration of the obligations of the Company to pay benefits (conditioned upon this Release Agreement) under and pursuant to the Agreement, Executive and the Company agree as follows:

1.Termination of Employment. Executive’s employment with the Company terminated on [_________, __________] (the “Separation Date”). Executive waives any right or claim to reinstatement as an employee of the Company and each of its affiliates. Executive hereby confirms that Executive does not hold any position as an officer, director or employee with the Company and each of its affiliates. Executive acknowledges and agrees that Executive has received all amounts owed for Executive’s regular and usual salary (including, but not limited to, any overtime, bonus, accrued vacation, commissions, or other wages), reimbursement of expenses, sick pay and usual benefits.

2.Release. Executive, on behalf of Executive, Executive’s descendants, dependents, heirs, executors, administrators, assigns, and successors, and each of them, hereby covenants not to sue and fully releases and discharges the Company and each of its parents, subsidiaries and affiliates, past and present, as well as its and their trustees, directors, officers, members, managers, partners, agents, attorneys, insurers, employees, stockholders, representatives, assigns, and successors, past and present (and including, without limitation, any current or former members of the Board of Directors of Norwegian Cruise Line Holdings Ltd., to whom Executive reported), and each of them, hereinafter together and collectively referred to as the “Releasees,” with respect to and from any and all claims, wages, demands, rights, liens, agreements or contracts (written or oral), covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden (each, a “Claim”), which he now owns or holds or he has at any time heretofore owned or held or may in the future hold as against any of said Releasees (including, without limitation, any Claim arising out of or in any way connected with Executive’s service as an officer, director, employee, member or manager of any Releasee, Executive’s separation from Executive’s position as an officer, director, employee, manager and/or member, as applicable, of any Releasee, or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatever), whether known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of said Releasees, or any of them, committed or omitted prior to the date of this Release Agreement including, without limiting the generality of the foregoing, any Claim under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, or any other federal, state or local law, regulation, or ordinance, or any Claim for severance pay, equity compensation, bonus, sick leave, holiday pay, vacation pay, life insurance, health or medical insurance or any other fringe benefit, workers’ compensation or disability (the “Release”); provided, however, that the foregoing Release does not apply to any obligation of the Company to Executive pursuant to any of the following: (1) any equity-based awards previously granted by the Company or its affiliates to Executive, to the extent that such awards continue after the termination of Executive’s employment with the Company in accordance with the applicable terms of such awards (and subject to any limited period in which to exercise such awards following such termination of employment); (2) any right to indemnification that Executive may have pursuant to the Bylaws of the Company, its Articles of Incorporation or under the Agreement or any other written indemnification agreement with the Company (or any corresponding provision of any subsidiary or affiliate of the Company) or applicable state law with respect to any loss, damages or expenses (including but not limited to attorneys’ fees to the extent otherwise provided) that Executive may in the future incur with respect to Executive’s service as an employee, officer or director of the Company or any of its subsidiaries or affiliates; (3) with respect to any rights that Executive may have to insurance coverage for such losses, damages or expenses under any Company (or subsidiary or affiliate) directors and officers liability insurance policy; (4) any rights to continued medical or dental coverage that Executive may have under COBRA (or similar applicable state law); (5) any rights to payment of benefits that Executive may have under a retirement plan sponsored or maintained by the Company or its affiliates that is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended; or (6) any rights to payments or benefits under the Agreement. In addition, this Release does not cover any Claim that cannot be so released as a matter of applicable law. Executive acknowledges and agrees that he has received any and all leave and other benefits that he has been and is entitled to pursuant to the Family and Medical Leave Act of 1993.

3.ADEA Waiver. Executive expressly acknowledges and agrees that by entering into this Release Agreement, Executive is waiving any and all rights or Claims that he may have arising under the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), which have arisen on or before the date of execution of this Release Agreement. Executive further expressly acknowledges and agrees that:

A.In return for this Release Agreement, the Executive will receive consideration beyond that which the Executive was already entitled to receive before entering into this Release Agreement;

B.Executive is hereby advised in writing by this Release Agreement to consult with an attorney before signing this Release Agreement;

C.Executive has voluntarily chosen to enter into this Release Agreement and has not been forced or pressured in any way to sign it;

D.Executive was given a copy of this Release Agreement on [_________, 2023 and informed that he had twenty one (21) days within which to consider this Release Agreement and that if he wished to execute this Release Agreement prior to expiration of such 21-day period, he should execute the Endorsement attached hereto;

E.Executive was informed that he had seven (7) days following the date of execution of this Release Agreement in which to revoke this Release Agreement, and this Release Agreement will become null and void if Executive elects revocation during that time. Any revocation must be in writing and must be received by the Company during the seven-day revocation period. In the event that Executive exercises Executive’s right of revocation, neither the Company nor Executive will have any obligations under this Release Agreement;

F.Nothing in this Release Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law.

4.No Transferred Claims. Executive warrants and represents that the Executive has not heretofore assigned or transferred to any person not a party to this Release Agreement any released matter or any part or portion thereof and she shall defend, indemnify and hold the Company and each of its affiliates harmless from and against any claim (including the payment of attorneys’ fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any such assignment or transfer made, purported or claimed.

5.Severability. It is the desire and intent of the parties hereto that the provisions of this Release Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Release Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable under any present or future law, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Release Agreement or affecting the validity or enforceability of such provision in any other jurisdiction; furthermore, in lieu of such invalid or unenforceable provision there will be added automatically as a part of this Release Agreement, a legal, valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Release Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

6.Counterparts. This Release Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. This Release Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Photographic or other electronic copies of such signed counterparts may be used in lieu of the originals for any purpose.

7.Successors. This Release Agreement is personal to Executive and shall not, without the prior written consent of the Company, be assignable by Executive. This Release Agreement shall inure to the benefit of and be binding upon the Company and its respective successors and assigns and any such successor or assignee shall be deemed substituted for the Company under the terms of this Release Agreement for all purposes. As used herein, “successor” and “assignee” shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger, acquisition of assets, or otherwise, directly or indirectly acquires the ownership of the Company, acquires all or substantially all of the Company’s assets, or to which the Company assigns this Release Agreement by operation of law or otherwise.

8.Governing Law. THIS RELEASE AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH UNITED STATES FEDERAL LAW AND, TO THE EXTENT NOT PREEMPTED BY UNITED STATES FEDERAL LAW, THE LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF FLORIDA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN UNITED STATES FEDERAL LAW AND THE LAW OF THE STATE OF FLORIDA TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, APPLICABLE FEDERAL LAW AND, TO THE EXTENT NOT PREEMPTED BY APPLICABLE FEDERAL LAW, THE INTERNAL LAW OF THE STATE OF FLORIDA, WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS RELEASE AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

9.Amendment and Waiver. The provisions of this Release Agreement may be amended and waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Release Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Release Agreement or any provision hereof.

10.Descriptive Headings. The descriptive headings of this Release Agreement are inserted for convenience only and do not constitute a part of this Release Agreement.

11.Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Release Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

12.Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa.

13.Legal Counsel. Each party recognizes that this is a legally binding contract and acknowledges and agrees that they have had the opportunity to consult with legal counsel of their choice. Executive acknowledges and agrees that he has read and understands this Release Agreement completely, is entering into it freely and voluntarily, and has been advised to seek counsel prior to entering into this Release Agreement and he has had ample opportunity to do so.

The undersigned have read and understand the consequences of this Release Agreement and voluntarily sign it. The undersigned declare under penalty of perjury under the laws of the State of Florida that the foregoing is true and correct.

EXECUTED this ____ day of _________ 2023, at _________

“Executive”

Print Name: Frank J. Del Rio

NCL (Bahamas), LTD.,

a company organized under the laws of Bermuda,

By:
Name:
Title:

ENDORSEMENT

I, Frank J. Del Rio, hereby acknowledge that I was given 21 days to consider the foregoing Release Agreement and voluntarily chose to sign the Release Agreement prior to the expiration of the 21/-day period.

I declare under penalty of perjury under the laws of the United States and the State of Florida that the foregoing is true and correct.

EXECUTED this [____] day of [__________ 2023].

Print Name: